Exhibit 4.1

CITIZENS FINANCIAL GROUP, INC.

Company

and

THE BANK OF NEW YORK MELLON

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 28, 2016

to

SENIOR INDENTURE

Dated as of October 28, 2015

$350,000,000 Principal Amount of 2.375% Senior Notes due 2021

i

CROSS-REFERENCE TABLE

Reconciliation and tie showing the location in the Base Indenture, dated as of October 28, 2015, of the provisions inserted pursuant to Sections 310 to 318(a), inclusive, of the Trust Indenture Act, unless otherwise indicated. This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Senior Indenture.

Trust Indenture Act of 1939 Section	Indenture Section
310 (a)(1)	6.09
(a)(2)	6.09
(a)(5)	6.09
(b)	6.08 and 6.10
311 (a)	6.13
(b)	6.13
312 (a)	7.01
(b)	7.02
(c)	7.02
313 (a)	7.03
(d)	7.03
314 (a)	12.06
(a)(4)	12.04
(c)(1)	1.02
(c)(2)	1.02
(e)	1.02
315 (a)	6.01
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
316 (a)(1)	5.12
(b)	5.07
(c)	8.02
317 (a)	5.03 and 5.04
(b)	12.03
318 (a)	1.13

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of July 28, 2016 (the “First Supplemental Indenture”), between Citizens Financial Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York Mellon, as trustee, a Senior Indenture, dated as of October 28, 2015 (the “Base Indenture,” as the same may be amended or supplemented from time to time, including by this First Supplemental Indenture, the “Senior Indenture”), providing for the issuance from time to time of the Company’s senior debt securities (herein and therein called the “Debt Securities”), to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Sections 2.01, 3.01 and 11.01 of the Base Indenture permit the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to provide for the issuance of, and establish the form and terms of, additional series of Debt Securities;

WHEREAS, the Company has authorized the issuance of $350,000,000 in aggregate principal amount of its 2.375% Senior Notes due 2021 (the “Senior Notes”);

WHEREAS, the Senior Notes will be established as a series of Debt Securities under the Senior Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to establish the form and terms of the Senior Notes; and

WHEREAS, all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 Relation to Base Indenture.

This First Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this First Supplemental Indenture, shall apply to the Senior Notes) in respect of the Senior Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Debt Securities or affects in any manner the terms and conditions of the Debt Securities of any other series.

Section 102 Incorporation by Reference of Trust Indenture Act.

The Senior Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Senior Indenture. The following Trust Indenture Act terms have the following meanings:

“Indenture Securities” shall mean the Debt Securities.

“Indenture to Be Qualified” shall mean the Senior Indenture.

“Indenture Trustee or Institutional Trustee” shall mean the Trustee.

“Obligor” with reference to Indenture Securities shall mean the Company.

All other terms in the Senior Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 103 Trust Indenture Act to Control.

If any provision included in the Senior Indenture limits, qualifies or conflicts with another provision included in the Senior Indenture which is required to be included in the Senior Indenture by the Trust Indenture Act, such required provision shall control.

Section 104 Definitions.

For all purposes of this First Supplemental Indenture, the capitalized terms used herein that are defined in this Section 104 have the respective meanings assigned hereto in this Section 104, and the capitalized terms used herein that are defined in the Base Indenture and not defined in this Section 104 have the respective meanings assigned thereto in the Base Indenture. For all purposes of this First Supplemental Indenture:

(1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP, and, except as otherwise herein expressly provided, the term “U.S. GAAP” with respect to any computation required or permitted hereunder shall mean U.S. GAAP at the date of such computation; and

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Notes” shall have the meaning set forth in Section 202(j) hereof.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Bank” means any institution which accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans.

“Base Indenture” has the meaning set forth in the recitals of the Company of this First Supplemental Indenture.

“Clearstream” means Clearstream Banking, Société Anonyme and its successors.

“Company” means the Person named as the “Company” in the first paragraph of this First Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of the Senior Indenture, and thereafter “Company” shall mean such successor corporation.

“Comparable Treasury Issue” has the meaning set forth in Section 203(b) hereof.

“Comparable Treasury Price” has the meaning set forth in Section 203(b) hereof.

“Definitive Note” means a certificated Senior Note registered in the name of the Holder thereof and issued in accordance with Section 204 hereof, substantially in the form of Exhibit A, except that such Senior Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and its successors.

“First Supplemental Indenture” has the meaning set forth in the first paragraph hereof.

“Global Note Legend” means the legend set forth in Section 204(f) hereof, which is required to be placed on all Global Notes issued under the Senior Indenture.

“Global Notes” shall have the meaning set forth in Section 201(b) hereof.

“Independent Investment Banker” has the meaning set forth in Section 203(b) hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Issue Date” means July 28, 2016.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Primary Treasury Dealer” has the meaning set forth in Section 203(b) hereof.

“Principal Subsidiary Bank” means any Subsidiary which is a Bank and has total assets equal to 20 percent or more of the consolidated assets of the Company determined as of the date of the most recent annual or quarterly financial statements of such entities.

“Redemption Price” has the meaning set forth in Section 203(b) hereof.

“Reference Treasury Dealers” has the meaning set forth in Section 203(b) hereof.

“Reference Treasury Dealer Quotations” has the meaning set forth in Section 203(b) hereof.

“Senior Indenture” has the meaning set forth in the recitals of the Company of this First Supplemental Indenture.

“Senior Notes” has the meaning set forth in the recitals of the Company of this First Supplemental Indenture.

“Treasury Rate” has the meaning set forth in Section 203(b) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph hereof until a successor Person shall have become such pursuant to the applicable provisions of the Senior Indenture, and thereafter “Trustee” shall mean such successor Person.

“Voting Stock” means the stock of a corporation or other entity of the class or classes having general voting power in an election of the board of directors, managers or trustees of such corporation or other entity (irrespective of whether, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); provided, for the avoidance of doubt, that preferred stock with customary voting rights upon the nonpayment of a dividend does not constitute voting stock.

ARTICLE II

TERMS AND CONDITIONS OF THE SENIOR NOTES

Section 201 Form of Senior Notes.

(a) General. The Senior Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of the Senior Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Senior Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be determined, consistent with the Senior Indenture, by the officers of the Company executing such Senior Notes, as evidenced by their execution of such Senior Notes.

(b) Global Notes. The Senior Notes shall be issued initially in the form of one or more permanent Global Securities (each, a “Global Note”). Global Notes shall be substantially in the form of Exhibit A, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Senior Notes issued in definitive form shall be substantially in the form of Exhibit A, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note shall represent such of the outstanding Senior Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 204 hereof.

Section 202 Title and General Terms.

Pursuant to Sections 2.01 and 3.01 of the Base Indenture, there is hereby established a series of Debt Securities, the terms of which shall be as follows:

(a) Designation. The Senior Notes shall be known and designated as the “2.375% Senior Notes due 2021.”

(b) Aggregate Principal Amount. The aggregate principal amount of the Senior Notes that may be authenticated and delivered under this First Supplemental Indenture is limited to $350,000,000, as increased by the amount of any Additional Notes issued pursuant to Section 202(j) of this First Supplemental Indenture, except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes issued pursuant to Section 3.05, 3.06, 3.07, 11.06 or 13.07 of the Base Indenture or Article II of this First Supplemental Indenture.

(c) Maturity, Interest and Place of Payment. The Stated Maturity of the Senior Notes shall be July 28, 2021, and the Senior Notes shall bear interest and have such other terms as are set forth in the form of Note attached as Exhibit A hereto. The Place of Payment with respect to the Senior Notes shall be The City of New York.

(d) No Additional Amounts. In the event that any payment on the Senior Notes by the Company or any Paying Agent is subject to withholding of United States federal income tax or other tax or assessment (as a result of a change in law or otherwise), neither the Company nor any Paying Agent shall pay additional amounts to the Holders of the Senior Notes.

(e) No Sinking Fund or Redemption at Option of Holders. The Company shall have no obligation to redeem or purchase the Senior Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof. The Senior Notes shall be redeemable at the election of the Company from time to time at the times and at the prices specified in Section 203 hereof.

(f) Defeasance. The Senior Notes shall be subject to the defeasance provisions of Article 14 of the Base Indenture.

(g) Repurchases. The Company may from time to time repurchase Senior Notes in open market purchases or negotiated transactions without prior notice to Holders or beneficial owners of Senior Notes.

(h) Denominations. The Senior Notes shall be issuable only in fully registered form and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

(i) Authentication and Delivery. The Senior Notes shall be executed, authenticated, delivered and dated in accordance with Section 3.04 of the Base Indenture.

(j) Additional Notes. The Company may, from time to time, without the consent of the Holders of the Senior Notes, reopen the series constituting the Senior Notes and issue additional Senior Notes (the “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Senior Notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such Additional Notes, together with the initial Senior Notes, shall constitute a single series of Debt Securities under the Base Indenture; provided that if the Additional Notes are not fungible for U.S. federal income tax and U.S. federal securities law purposes with the initial Senior Notes, the Additional Notes shall be issued under a separate CUSIP number.

(k) Remedies. With respect to the Senior Notes, Section 5.01, 5.02 and 5.03 of the Base Indenture shall be replaced in their entirety with the following:

Section 5.01. Events of Default. “Event of Default” wherever used herein with respect to the Senior Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company fails to pay the principal of (or premium, if any, on) any Senior Note at the Maturity thereof and such failure is continued for seven days;

(b) the Company fails to pay any installment of interest on any Senior Note when such interest becomes due and payable and such failure is continued for 30 days;

(c) the Company fails to perform any covenants specified in Article 12 of the Base Indenture (other than a covenant whose performance is specifically dealt with elsewhere in the Base Indenture or a covenant included in the Base Indenture solely for the benefit of a series of Debt Securities other than the Senior Notes), which failure continues for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the outstanding Senior Notes;

(d) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company or any Principal Subsidiary Bank, as applicable, in an involuntary case or proceeding under any applicable federal or state bankruptcy, receivership, insolvency, reorganization or similar law; or

(e) the commencement by the Company or any Principal Subsidiary Bank of a voluntary case or proceeding under any applicable federal or state bankruptcy, receivership, insolvency, reorganization or other similar law of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Principal Subsidiary Bank in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee sequestrator or similar official of the Company or any Principal Subsidiary Bank or of substantially all its property.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Senior Notes at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of outstanding Senior Notes may declare the principal amount of, premium, if any, on, and all accrued but unpaid interest, if any, on all the Senior Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount, premium and interest of the Senior Notes shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on the Senior Notes shall terminate. Notwithstanding the foregoing, if an Event of Default with respect to the Senior Notes occurs as a result of the happening of any event of the kind specified in Section 5.01(d) or (e) involving the Company or any Principal Subsidiary Bank, the principal of all outstanding Senior Notes, premium, if any, and any interest accrued thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders of the Senior Notes.

At any time after such a declaration of acceleration with respect to the Senior Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in principal amount of the outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue installments on all Senior Notes,

(ii) the principal of (and premium, if any, on) any Senior Notes that have become due and payable otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Senior Notes,

(iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Senior Note at the rate or rates prescribed therefor in such Senior Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to the Senior Notes have been remedied, or, if permitted, waived. No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that, if an Event of Default shall occur with respect to the Senior Notes, it will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Senior Notes, the entire amount then due and payable on the Senior Notes, for the principal of, premium, if any, and interest, if any, and interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate or rates prescribed therefor in the Senior Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Senior Notes, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Senior Notes wherever situated.

If an Event of Default with respect to the Senior Notes occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Senior Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Base Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

(l) Certain Rights of Trustee. With respect to the Senior Notes, Section 6.03(j) of the Base Indenture shall be revised to read as follows:

(j) the Trustee shall accept and deliver all notices, reports and other information that are required to be provided or delivered to it pursuant to the Indenture, and, where required under the Indenture, shall, in its reasonable judgment, determine whether such notices, reports or other information are satisfactory to it in form; provided that receipt and delivery of such reports, information and documents to the Trustee is for informational purposes only and, except for any explicit notice of a default from the Company or a Holder as contemplated by Section 6.02, the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates); so long as any Debt Securities are registered in the name of Cede & Co., as nominee for The Depository Trust Company, or another Depositary and subject to any listing requirements, notices, reports, and other information that are required to be sent to the Holders of such Debt Securities may be given by delivery of the relevant notice to The Depository Trust Company for communication by The Depository Trust Company to entitled participants and account holders of such clearing systems;

(m) Covenants. With respect to the Senior Notes, the following shall be inserted as Section 12.07 of the Base Indenture:

Section 12.07. Sale or Issuance of Voting Stock of a Principal Subsidiary Bank. The Company shall not, directly or indirectly:

(a) sell, assign, pledge, transfer or otherwise dispose of, or permit to be issued, any shares of Voting Stock of a Principal Subsidiary Bank or any securities convertible into or rights to subscribe to such Voting Stock, unless, after giving effect to (i) such sale, pledge, assignment, transfer, disposition or issuance, and (ii) the conversion of such securities into, or exercise of such rights with respect to, such Voting Stock, the Company will own, directly or indirectly, at least 80% of the outstanding shares of each class of Voting Stock of such Principal Subsidiary Bank; or

(b) pay any dividend in Voting Stock of a Principal Subsidiary Bank or make any other distribution in Voting Stock of a Principal Subsidiary Bank, unless the Principal Subsidiary Bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Senior Notes;

provided, however, the foregoing shall not limit or restrict any of the following:

(i) any dispositions made by the Company or any Principal Subsidiary Bank of the Company (A) acting in a fiduciary capacity for any Person other than the Company or any Principal Subsidiary Bank of the Company or (B) to the Company or any wholly-owned Subsidiary;

(ii) the consolidation with or merger into any other Person or the conveyance, transfer or lease of the Company’s properties substantially as an entirety to any person as otherwise permitted pursuant to Article 10 of the Base Indenture;

(iii) the merger or consolidation of a Principal Subsidiary Bank with and into (a) another Principal Subsidiary Bank or another of the Company’s Subsidiaries, or (b) another domestic Bank, if after the merger or consolidation (i) the Company owns at least 80% of the voting stock of the resulting Bank and (ii) no Event of Default has occurred and is continuing;

(iv) the sale, assignment, pledge, transfer or other disposition of shares of Voting Stock of a Principal Subsidiary Bank made by the Company or any Subsidiary of the Company if:

(A)	the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or

(B)	the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by the Company or any Principal Subsidiary Bank of the Company, directly or indirectly, of any other Person; or

(C)	the sale, assignment, pledge, transfer or other disposition of Voting Stock or any other securities convertible into or rights to subscribe to Voting Stock of a Principal Subsidiary Bank, so long as:

(a)	any such transaction is made for fair market value as determined by the Board of Directors or the board of directors of the Principal Subsidiary Bank of the Company disposing of such Voting Stock or other securities or rights; and

(b)	after giving effect to such transaction and to any potential dilution, the Company and its wholly-owned Subsidiaries will own, directly or indirectly, at least 80% of the Voting Stock of such Principal Subsidiary Bank;

(v) any Principal Subsidiary Bank from selling additional shares of Voting Stock to its shareholders at any price, so long as immediately after such sale, the Company owns, directly or indirectly, at least as great a percentage of the Voting Stock of such Principal Subsidiary Bank as the Company owned prior to such sale of additional shares;

(vi) a pledge made or a lien created to secure loans or other extensions of credit by a Principal Subsidiary Bank subject to Section 23A of the Federal Reserve Act.

Section 203 Redemption.

(a) Optional Redemption. The Company may, at its option, redeem the Senior Notes, in whole or in part, at any time or from time to time.

(b) Redemption Price. In the case of any redemption of the Senior Notes, the “Redemption Price” shall be equal to (i) at any time or from time to time prior to June 28, 2021 (the date that is one month prior to the scheduled maturity date of the Senior Notes), the greater of (x) 100% of the aggregate principal amount of the Senior Notes to be redeemed, or (y) the sum of the present values of the remaining scheduled payments determined as provided below, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date; and (ii) at any time or from time to time on or after June 28, 2021 (the date that is one month prior to the scheduled maturity date of the Senior Notes), 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. If the Redemption Price in respect of the Senior Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Senior Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

In determining the present values of the remaining scheduled payments, the Company will discount such payments to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 0.200% (20 basis points). Notwithstanding the foregoing, installments of interest on Senior Notes that are due and payable on Interest Payment Dates falling on or prior to the relevant Redemption Date will be payable to the Holders of such Senior Notes registered as such at the close of business on the relevant Record Date according to their terms and the provisions of the Indenture.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Senior Notes, (i) the arithmetic average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Independent Investment Banker” means, with respect to any Redemption Date for the Senior Notes, one of the Reference Treasury Dealers selected by the Company or, if such firms or any such successors, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing selected by the Company.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.

“Reference Treasury Dealers” means, with respect to any Redemption Date for the Senior Notes, (1) Credit Suisse Securities (USA) LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (2) Goldman, Sachs & Co. (or its successor) or any of its affiliates that is a Primary Treasury Dealer, (3) Morgan Stanley & Co. LLC (or its successor) or any of its affiliates that is a Primary Treasury Dealer, and (4) three other Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer selected by us. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for the Senior Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Senior Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or (2) if the release referred to in clause (1) (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Company shall calculate the Treasury Rate on the third business day preceding the Redemption Date.

(c) Redemption Procedures. Except as modified by this Section 203, any redemption of the Senior Notes under this Section 203 is subject to the terms and conditions of Article 13 of the Base Indenture. Notice of any redemption will be sent at least 30 days but not more than 60 days before the Redemption Date to (w) each Holder of Senior Notes to be redeemed in accordance with Section 1.05 of the Base Indenture, (x) to the Trustee, (y) to the Security Registrar to forward to each Holder of Senior Notes to be redeemed at such Holder’s registered address, or (z) otherwise in accordance with the procedures of the Depositary. If less than all the Senior Notes are to be redeemed, and the Senior Notes are Global Notes, the Senior Notes to be redeemed will be selected by the Depositary in accordance with its standard procedures. If the Senior Notes to be redeemed are not Global Notes held by the Depositary, the Trustee will select the Senior Notes (or portions thereof) to be redeemed by lot. The Trustee shall have no duty to calculate or verify the calculation of the Redemption Price.

Section 204 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 204, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor thereto. A beneficial interest in a Global Note may not be exchanged for a Definitive Note of the same series unless (i) the Depositary (1) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (2) has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 90 days of such notice or becoming aware that the Depositary is no longer so registered, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes or (iii) upon the request of the Depositary if there shall have occurred and be continuing an Event of Default with respect to the Senior Notes. Upon the occurrence of any of the preceding events in clause (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note of the same series or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Article 3 of the Base Indenture. Every Senior Note authenticated and delivered in exchange for, or in lieu of, a Global Note of the same series or any portion thereof, pursuant to this Section 204 or Article 3 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i), (ii) or (iii) above and pursuant to Section 12.06 of the Base Indenture. A Global Note may not be exchanged for another Senior Note other than as provided in this Section 204(a).

(b) Transfers and Exchanges of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of the Senior Indenture and the Applicable Procedures. In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Security Registrar either (1) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (2) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in this subclause (2)(A); provided that in no event shall Definitive Notes be issued other than upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 204(a) hereof. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Senior Indenture and the Senior Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 204(g) hereof.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in clauses (i), (ii) or (iii) of Section 204(a) hereof and satisfaction of the conditions set forth in Section 204(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 204(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 204(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Senior Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Senior Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and authenticate or, if already issued, increase or cause to be increased the aggregate principal amount of the applicable Global Note. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected at a time when the applicable Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order for the authentication of one or more Global Notes in accordance with Section 3.04 of the Base Indenture, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 204(e), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(f) Legend. Each Global Note shall bear a legend in substantially the following form (with appropriate changes in the last sentence if DTC is not the Depositary):

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR INDENTURE GOVERNING THIS SENIOR NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE

MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 204(g) OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 204(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 204(g) OF THE FIRST SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.09 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order for authentication thereof in accordance with Section 3.04 of the Base Indenture or at the Security Registrar’s request.

(ii) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 203 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Senior Note between a Record Date (as defined in the Senior Notes) with respect to such Senior Note and the next succeeding Interest Payment Date with respect to such Senior Note.

(iii) Neither the Security Registrar nor the Company shall be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Senior Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Paying Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Senior Notes and for all other purposes, and none of the Trustee, any Paying Agent or the Company shall be affected by notice to the contrary.

(vi) Upon surrender for registration of transfer of any Senior Note at the office or agency of the Company designated pursuant to Section 12.02 of the Base Indenture, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Senior Notes of any authorized denomination or denominations of a like aggregate principal amount.

(vii) At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 3.04 of the Base Indenture.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 204 to effect a registration of transfer or exchange may be submitted by facsimile or e-mail.

(ix) Neither the Trustee nor any Paying Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Senior Indenture or under applicable law with respect to any transfer of any interest in any Senior Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Senior Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE III

MISCELLANEOUS

Section 301 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 302 Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 303 Separability Clause.

In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 304 Governing Law.

This First Supplemental Indenture and the Senior Notes shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to the conflicts of law rules of said State.

Section 305 U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

* * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS HEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ David Lindenauer
Name:	David Lindenauer
Title:	Executive Vice President and Treasurer
THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

[Signature Page to the First Supplemental Indenture]

EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE SENIOR INDENTURE GOVERNING THIS SENIOR NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 204(g) OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 204(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 204(g) OF THE FIRST SUPPLEMENTAL INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 174610 AN5

ISIN: US174610AN57

CITIZENS FINANCIAL GROUP, INC.

GLOBAL NOTE

representing up to

$[            ]

2.375% Senior Notes due 2021

No.	U.S.$

Citizens Financial Group, Inc., a Delaware corporation, promises to pay to             or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of             United States Dollars] on July 28, 2021.

Interest Payment Dates: Beginning on January 28, 2017, January 28 and July 28 of each year

Record Dates: January 13 and July 13

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

IN WITNESS HEREOF, the Company has caused this Senior Note to be duly executed. Dated: , 2016

CITIZENS FINANCIAL GROUP, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Senior Indenture:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title:

Dated:

REVERSE SIDE OF NOTE

2.375% Senior Notes due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Senior Indenture referred to below unless otherwise indicated.

1. INTEREST. Citizens Financial Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Senior Note at a rate per annum of 2.375% from July 28, 2016 until maturity, computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will pay interest on this Senior Note (i) semi-annually in arrears on January 28 and July 28 of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) to the Holder of record of this Senior Note on the immediately preceding January 13 and July 13 (each, a “Record Date”), in each case with respect to the next occurring Interest Payment Date. Interest on this Senior Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including July 28, 2016; provided that the first Interest Payment Date shall be January 28, 2017.

2. METHOD OF PAYMENT. The Company will pay interest on this Senior Note to the Person that is the registered Holder of this Senior Note at the close of business on the Record Date (whether or not a Business Day) next preceding the Interest Payment Date, even if this Senior Note is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 3.08 of the Base Indenture with respect to Defaulted Interest. The interest payment at maturity will be payable to the person to whom principal is payable. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register of Holders; provided that (a) all payments of principal, premium, if any, and interest on, Senior Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Senior Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Senior Indenture, will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. SENIOR INDENTURE. The Company issued the Senior Notes under a Senior Indenture, dated as of October 28, 2015 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of July 28, 2016 (the “First Supplemental Indenture,” and the Base Indenture as amended and by the First Supplemental Indenture, the “Senior Indenture”), each between the Company and the Trustee. This Senior Note is one of a duly authorized issue of Debt Securities of the Company designated as its “2.375% Senior Notes due 2021”. To the extent any provision of this Senior Note conflicts with the express provisions of the Senior Indenture, the provisions of the Senior Indenture shall govern and be controlling.

5. REDEMPTION. Except as described below, the Senior Notes shall not be redeemable at the Company’s option:

(a) Optional Redemption. The Company may, at its option, redeem the Senior Notes, in whole or in part, at any time or from time to time prior to June 28, 2021 (the date that is one month prior to the scheduled maturity date of the Senior Notes), at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments determined as provided in Section 203 of the First Supplemental Indenture, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. At any time or from time to time on or after June 28, 2021 (the date that is one month prior to the scheduled maturity date of the Senior Notes), the Company may redeem the Senior Notes, in whole or in part, at a Redemption Price equal to 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. If the Redemption Price in respect of the Senior Notes is not paid on the Redemption Date, interest on the outstanding principal amount of the Senior Notes will continue to accrue until the Redemption Price is actually paid or set aside for payment.

(b) Redemption Procedures. Except as modified by Section 203 of the First Supplemental Indenture, any redemption of the Senior Notes under Section 203 of the First Supplemental Indenture is subject to the terms and conditions of Article 13 of the Base Indenture.

6. MANDATORY REDEMPTION, SINKING FUND. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

7. DEFEASANCE. The Senior Notes will be subject to defeasance and covenant defeasance pursuant to Article 14 of the Base Indenture.

8. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Senior Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, the Company need not exchange of register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

9. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

10. AMENDMENT, SUPPLEMENT AND WAIVER. The Senior Indenture or the Senior Notes may be amended or supplemented as provided in the Senior Indenture.

11. RESTRICTIVE COVENANTS. The Senior Indenture contains certain covenants, including covenants with respect to the following matters: (i) merger, consolidation or sale of all or substantially all assets; and (ii) dispositions of stock of a Principal Subsidiary Bank.

12. DEFAULTS AND REMEDIES. If an Event of Default with respect to the Senior Notes occurs, the principal of all outstanding Senior Notes, premium, if any, and any interest accrued thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Notwithstanding the foregoing, if an Event of Default under Section 5.01(a) or Section 5.01(b) of the Base Indenture (set forth as Section 5.01(d) and Section 5.01(e) as modified by Section 202(k) of the First Supplemental Indenture) shall occur and be continuing the principal of all outstanding Senior Notes, premium, if any, and any interest accrued thereon shall become due and payable immediately without any further action on the part of the Trustee or the Holders. Holders may not enforce the Senior Indenture or the Senior Notes except as provided in the Senior Indenture. Subject to certain limitations, Holders of not less than a majority in principal amount of the outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any default under the Senior Indenture (except a default relating to the payment of principal of, premium, if any, or interest on the Senior Notes) if it determines that withholding notice is in their interest. The Holders of not less than a majority in principal amount of the outstanding Senior Notes may on behalf of the Holders of all of the Senior Notes waive any past default or its consequences under the Senior Indenture, except a default in payment of the principal of, premium, if any, or interest on, any of the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture.

13. AUTHENTICATION. This Senior Note shall not be entitled to any benefit under the Senior Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

14. GOVERNING LAW. THE SENIOR INDENTURE AND THIS SENIOR NOTE SHALL BE DEEMED TO BE CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

15. CUSIP NUMBERS AND ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers and ISINs to be printed on the Senior Notes and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Senior Indenture. Requests may be made to the Company at the following address:

Citizens Financial Group, Inc.

600 Washington Boulevard

Stamford, CT 06901

Fax No.: 203-900-6758

Attention: Robin S. Elkowitz

ASSIGNMENT FORM

To assign this Senior Note, fill in the form below:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                       to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Please sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $[            ]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Senior Note is issued in global form.